Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 incorporated herein by reference in Registration Statement (No. 33-34370) on Form N-4 and to the reference to our firm under the heading "Independent Auditors" in the statement of additional information.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

Hartford, Connecticut
February 12, 1998